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                                                               Exhibit 2.n. (ii)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the inclusion in this registration statement on Form N-2 (Securities Act File No. 333-73265 and Investment Company Act File No. 811-09245) of our report dated May 5, 1999, on our audit of the statement of assets and liabilities of Amdocs Automatic Common Exchange Security Trust. We also consent to the reference to our firm under the caption "Experts".


                                            /s/ PricewaterhouseCoopers LLP


New York, New York
May 5, 1999